Exhibit 99.1

LKQ CORPORATION ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2016

•	Revenue growth of 33.3% to $2.45 billion

•	Organic revenue growth for parts and services of 5.4%

•	Net income growth of 17.6%; adjusted net income growth of 34.0%

•	Second quarter 2016 diluted EPS of $0.46; adjusted diluted EPS of $0.55

•	Annual earnings guidance increased

Chicago, IL (July 28, 2016) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the second quarter of 2016 of $2.45 billion, an increase of 33.3% as compared to $1.84 billion in the second quarter of 2015. Net income for the second quarter of 2016 was $140.7 million, an increase of 17.6% as compared to $119.7 million for the same period of 2015. On an adjusted basis, net income was $169.2 million, an increase of 34.0% as compared to the $126.3 million for the same period of 2015. Diluted earnings per share for the second quarter of 2016 was $0.46, an increase of 17.9% as compared to the $0.39 for the same period of 2015. On an adjusted basis, diluted earnings per share was $0.55 in the second quarter of 2016 reflecting a 34.1% increase over $0.41 for the same period of 2015. See the reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share included this press release.

“Despite tough comparable periods and the carryover impact of the mild winter in North America, organic revenue growth for parts and services was a respectable 5.4% during the quarter, demonstrating the resiliency of our operating and diversification strategy," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “We improved gross margins in our North American operations, which included 40 basis points of improvement from the aftermarket procurement initiatives implemented during 2016. Our European segment continued to show solid improvement in the second quarter, with its segment EBITDA margins increasing 40 basis points sequentially and 30 basis points year-over-year, even after absorbing the incremental cost associated with the new distribution facility in Tamworth, England. I am also pleased with the overall earnings growth achieved in the quarter, which is partly attributable to the smooth integration of the Rhiag and PGW acquisitions we completed earlier this year.”

On a six month year-to-date basis, revenue was $4.37 billion, an increase of 21.0% from $3.61 billion for the comparable period of 2015. Parts and services organic revenue growth for the first six months of 2016 was 5.8%. Net income for the first six months of 2016 was $248.5 million, as compared to $226.8 million for the first half of 2015. Diluted earnings per share was $0.81 for the first six months of 2016, reflecting a 9.5% increase as compared to $0.74 for the comparable period of 2015. On an adjusted basis, diluted earnings per share was $0.97 in the first six months of 2016 reflecting a 22.8% increase over $0.79 for the same period of 2015.

Balance Sheet and Liquidity
Cash flow from operations totaled $355.2 million on a six month year-to-date basis, of which approximately $102 million was invested in capital expenditures and other long term assets. As of June 30, 2016, the balance sheet reflected cash and equivalents of $273 million and outstanding debt of $3.3 billion. Total availability under the Company’s credit facility at June 30, 2016 was approximately $1.1 billion.
Other Events
In addition to the PGW acquisition, during the second quarter of 2016, LKQ acquired a distributor of aftermarket automotive products in Belgium, and LKQ’s European operations opened seven new Euro Car Parts branches.
On May 23, 2016, the Company announced that S&P Dow Jones Indices added LKQ Corporation to the S&P 500 Index. The addition became effective at the close of trading on May 20, 2016.
Company Outlook
Now that we have completed the acquisitions of Rhiag and PGW, we have updated our guidance for several financial metrics to include the impact of those transactions.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	5.5% to 7.0%	6.0% to 8.0%
Adjusted net income*	$555 million to $580 million	$545 million to $575 million
Adjusted diluted EPS*	$1.79 to $1.87	$1.76 to $1.86
Cash flow from operations	$585 million to $635 million	$575 million to $625 million
Capital expenditures	$200 million to $225 million	$200 million to $225 million
*Non-GAAP measures. See the table accompanying this release that reconciles forecasted net income and diluted EPS to forecasted adjusted net income and adjusted diluted EPS.
Our revised 2016 guidance is based on current conditions (including acquisitions completed through June 30, 2016) and excludes the impact of restructuring and acquisition related expenses; loss on debt extinguishment; amortization of acquired intangibles; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); and capital spending related to future business acquisitions.
The updated guidance for 2016 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.

Conference Call Details
On July 28, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) members of senior management will host a conference call and Webcast to discuss the Company's results. To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558.

Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13640380#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 18, 2016. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in state or federal laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements; and

•	other risks that are described in our Form 10-K filed February 25, 2016 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$2,450,693	$1,838,070	$4,372,169	$3,611,982
Cost of goods sold	1,528,746	1,114,126	2,689,785	2,188,559
Gross margin	921,947	723,944	1,682,384	1,423,423
Facility and warehouse expenses	178,670	136,379	336,275	269,036
Distribution expenses	184,331	150,039	336,674	291,753
Selling, general and administrative expenses	254,153	205,796	472,471	409,037
Restructuring and acquisition related expenses	9,080	1,663	23,891	8,151
Depreciation and amortization	52,529	29,782	84,217	59,235
Operating income	243,184	200,285	428,856	386,211
Other expense (income):
Interest expense, net	26,381	14,622	40,973	29,528
Loss on debt extinguishment	—	—	26,650	—
Gains on foreign exchange contracts - acquisition related	—	—	(18,342)	—
Other expense (income), net	1,339	97	(1,550)	2,016
Total other expense, net	27,720	14,719	47,731	31,544
Income before provision for income taxes	215,464	185,566	381,125	354,667
Provision for income taxes	74,874	64,682	132,441	124,780
Equity in earnings of unconsolidated subsidiaries	147	(1,162)	(215)	(3,070)
Net income	$140,737	$119,722	$248,469	$226,817
Earnings per share:
Basic	$0.46	$0.39	$0.81	$0.75
Diluted	$0.46	$0.39	$0.81	$0.74
Weighted average common shares outstanding:
Basic	306,718	304,286	306,437	304,145
Diluted	308,898	307,247	308,634	307,105

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$273,203	$87,397
Receivables, net	995,153	590,160
Inventories, net	1,890,536	1,556,552
Prepaid expenses and other current assets	139,536	106,603
Total Current Assets	3,298,428	2,340,712
Property, Plant and Equipment, net	1,055,046	696,567
Intangible Assets
Goodwill	3,059,488	2,319,246
Other intangibles, net	630,360	215,117
Other Assets	142,622	76,195
Total Assets	$8,185,944	$5,647,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$735,138	$415,588
Accrued expenses:
Accrued payroll-related liabilities	102,962	86,527
Other accrued expenses	228,656	162,225
Other current liabilities	40,794	31,596
Current portion of long-term obligations	60,832	56,034
Total Current Liabilities	1,168,382	751,970
Long-Term Obligations, Excluding Current Portion	3,274,629	1,528,668
Deferred Income Taxes	225,338	127,239
Other Noncurrent Liabilities	209,956	125,278
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 306,785,582 and 305,574,384 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	3,067	3,055
Additional paid-in capital	1,111,221	1,090,713
Retained earnings	2,374,853	2,126,384
Accumulated other comprehensive loss	(181,502)	(105,470)
Total Stockholders’ Equity	3,307,639	3,114,682
Total Liabilities and Stockholders’ Equity	$8,185,944	$5,647,837

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$248,469	$226,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,882	61,714
Stock-based compensation expense	11,425	11,114
Excess tax benefit from stock-based payments	(6,685)	(6,737)
Loss on debt extinguishment	26,650	—
Gains on foreign exchange contracts - acquisition related	(18,342)	—
Other	7,193	5,880
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables, net	(83,515)	(48,995)
Inventories, net	42,548	38,399
Prepaid income taxes/income taxes payable	23,029	21,052
Accounts payable	31,004	(18,597)
Other operating assets and liabilities	(17,428)	(7,948)
Net cash provided by operating activities	355,230	282,699
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(102,319)	(66,763)
Acquisitions, net of cash acquired	(1,268,841)	(37,208)
Other investing activities, net	29,655	(5,209)
Net cash used in investing activities	(1,341,505)	(109,180)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,889	3,288
Excess tax benefit from stock-based payments	6,685	6,737
Taxes paid related to net share settlements of stock-based compensation awards	(2,281)	(5,243)
Proceeds from issuance of Euro notes	563,450	—
Repayment of Rhiag debt and related payments	(543,347)	—
Net borrowings (payments) of long-term and other obligations, excluding Rhiag debt repayments and issuance of Euro notes	1,164,740	(149,703)
Debt issuance costs	(16,171)	—
Net cash provided by (used in) financing activities	1,177,965	(144,921)
Effect of exchange rate changes on cash and equivalents	(5,884)	220
Net increase in cash and equivalents	185,806	28,818
Cash and equivalents, beginning of period	87,397	114,605
Cash and equivalents, end of period	$273,203	$143,423

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2016	2015	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$962,954	$912,159	$50,795	5.6%
Europe	822,959	508,731	314,228	61.8%
Specialty	335,972	283,458	52,514	18.5%
Glass	210,104	—	210,104	n/m
Parts and services	2,331,989	1,704,348	627,641	36.8%
Other	118,704	133,722	(15,018)	(11.2)%
Total	$2,450,693	$1,838,070	$612,623	33.3%

Revenue changes by category for the three months ended June 30, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	3.1%	2.8%	(0.3)%	5.6%
Europe	8.0%	57.5%	(3.7)%	61.8%
Specialty	8.0%	11.1%	(0.5)%	18.5%
Glass	n/m	n/m	n/m	n/m
Parts and services	5.4%	32.8%	(1.4)%	36.8%
Other	(16.2)%	5.2%	(0.2)%	(11.2)%
Total	3.8%	30.8%	(1.3)%	33.3%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Six Months Ended
	June 30,
	2016	2015	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,948,210	$1,830,492	$117,718	6.4%
Europe	1,368,666	994,827	373,839	37.6%
Specialty	623,334	523,945	99,389	19.0%
Glass	210,104	—	210,104	n/m
Parts and services	4,150,314	3,349,264	801,050	23.9%
Other	221,855	262,718	(40,863)	(15.6)%
Total	$4,372,169	$3,611,982	$760,187	21.0%

Revenue changes by category for the six months ended June 30, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	4.0%	3.0%	(0.5)%	6.4%
Europe	7.5%	34.2%	(4.1)%	37.6%
Specialty	9.3%	10.3%	(0.6)%	19.0%
Glass	n/m	n/m	n/m	n/m
Parts and services	5.8%	19.7%	(1.6)%	23.9%
Other	(20.6)%	5.2%	(0.2)%	(15.6)%
Total	3.9%	18.6%	(1.5)%	21.0%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
Operating Highlights	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$2,450,693	100.0%	$1,838,070	100.0%	$612,623	33.3%
Cost of goods sold	1,528,746	62.4%	1,114,126	60.6%	414,620	37.2%
Gross margin	921,947	37.6%	723,944	39.4%	198,003	27.4%
Facility and warehouse expenses	178,670	7.3%	136,379	7.4%	42,291	31.0%
Distribution expenses	184,331	7.5%	150,039	8.2%	34,292	22.9%
Selling, general and administrative expenses	254,153	10.4%	205,796	11.2%	48,357	23.5%
Restructuring and acquisition related expenses	9,080	0.4%	1,663	0.1%	7,417	n/m
Depreciation and amortization	52,529	2.1%	29,782	1.6%	22,747	76.4%
Operating income	243,184	9.9%	200,285	10.9%	42,899	21.4%
Other expense:
Interest expense, net	26,381	1.1%	14,622	0.8%	11,759	80.4%
Loss on debt extinguishment	—	0.0%	—	0.0%	—	n/m
Gains on foreign exchange contracts - acquisition related	—	0.0%	—	0.0%	—	n/m
Other expense, net	1,339	0.1%	97	0.0%	1,242	n/m
Total other expense, net	27,720	1.1%	14,719	0.8%	13,001	88.3%
Income before provision for income taxes	215,464	8.8%	185,566	10.1%	29,898	16.1%
Provision for income taxes	74,874	3.1%	64,682	3.5%	10,192	15.8%
Equity in earnings of unconsolidated subsidiaries	147	0.0%	(1,162)	(0.1)%	1,309	n/m
Net income	$140,737	5.7%	$119,722	6.5%	$21,015	17.6%
Earnings per share:
Basic	$0.46		$0.39		$0.07	17.9%
Diluted	$0.46		$0.39		$0.07	17.9%
Weighted average common shares outstanding:
Basic	306,718		304,286		2,432	0.8%
Diluted	308,898		307,247		1,651	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
Operating Highlights	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$4,372,169	100.0%	$3,611,982	100.0%	$760,187	21.0%
Cost of goods sold	2,689,785	61.5%	2,188,559	60.6%	501,226	22.9%
Gross margin	1,682,384	38.5%	1,423,423	39.4%	258,961	18.2%
Facility and warehouse expenses	336,275	7.7%	269,036	7.4%	67,239	25.0%
Distribution expenses	336,674	7.7%	291,753	8.1%	44,921	15.4%
Selling, general and administrative expenses	472,471	10.8%	409,037	11.3%	63,434	15.5%
Restructuring and acquisition related expenses	23,891	0.5%	8,151	0.2%	15,740	n/m
Depreciation and amortization	84,217	1.9%	59,235	1.6%	24,982	42.2%
Operating income	428,856	9.8%	386,211	10.7%	42,645	11.0%
Other expense (income):
Interest expense, net	40,973	0.9%	29,528	0.8%	11,445	38.8%
Loss on debt extinguishment	26,650	0.6%	—	0.0%	26,650	n/m
Gains on foreign exchange contracts - acquisition related	(18,342)	(0.4)%	—	0.0%	(18,342)	n/m
Other (income) expense, net	(1,550)	(0.0)%	2,016	0.1%	(3,566)	n/m
Total other expense, net	47,731	1.1%	31,544	0.9%	16,187	51.3%
Income before provision for income taxes	381,125	8.7%	354,667	9.8%	26,458	7.5%
Provision for income taxes	132,441	3.0%	124,780	3.5%	7,661	6.1%
Equity in earnings of unconsolidated subsidiaries	(215)	(0.0)%	(3,070)	(0.1)%	2,855	93.0%
Net income	$248,469	5.7%	$226,817	6.3%	$21,652	9.5%
Earnings per share:
Basic	$0.81		$0.75		$0.06	8.0%
Diluted	$0.81		$0.74		$0.07	9.5%
Weighted average common shares outstanding:
Basic	306,437		304,145		2,292	0.8%
Diluted	308,634		307,105		1,529	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands)
Net income	$140,737	$119,722	$248,469	$226,817
Depreciation and amortization	57,716	31,045	90,882	61,714
Interest expense, net	26,381	14,622	40,973	29,528
Loss on debt extinguishment (1)	—	—	26,650	—
Provision for income taxes	74,874	64,682	132,441	124,780
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$299,708	$230,071	$539,415	$442,839
EBITDA as a percentage of revenue	12.2%	12.5%	12.3%	12.3%

(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We present EBITDA as we believe it is a supplemental financial measure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. EBITDA provides insight into our profitability trends, and allows investors, securities analysts and other interested parties to analyze our operating results with and without the impact of depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,080,520		$1,045,151		$2,168,097		$2,091,324
Europe	824,206		509,903		1,370,967		997,249
Specialty	337,066		284,330		625,379		525,552
Glass	210,178		—		210,178		—
Eliminations	(1,277)		(1,314)		(2,452)		(2,143)
Total revenue	$2,450,693		$1,838,070		$4,372,169		$3,611,982
Segment EBITDA
North America	$163,825	15.2%	$138,880	13.3%	$311,200	14.4%	$288,268	13.8%
Europe	89,982	10.9%	53,943	10.6%	147,480	10.8%	100,466	10.1%
Specialty	41,792	12.4%	40,198	14.1%	73,530	11.8%	65,602	12.5%
Glass	23,301	11.1%	—	n/m	23,301	11.1%	—	n/m
Total Segment EBITDA	318,900	13.0%	233,021	12.7%	555,511	12.7%	454,336	12.6%
Deduct:
Restructuring and acquisition related expenses	9,080		1,663		23,891		8,151
Inventory step-up adjustment-acquisition related	10,213		—		10,213		—
Change in fair value of contingent consideration liabilities	46		125		119		276
Add:
Equity in earnings of unconsolidated subsidiaries	147		(1,162)		(215)		(3,070)
Gains on foreign exchange contracts - acquisition related	—		—		18,342		—
EBITDA	$299,708	12.2%	$230,071	12.5%	$539,415	12.3%	$442,839	12.3%

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA is used by management to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
(In thousands, except per share data)
Net income	$140,737	$119,722	$248,469	$226,817
Adjustments:
Restructuring and acquisition related expenses	9,080	1,663	23,891	8,151
Loss on debt extinguishment	—	—	26,650	—
Amortization of acquired intangibles	24,250	8,225	33,151	16,496
Inventory step-up adjustment - acquisition related	10,213	—	10,213	—
Change in fair value of contingent consideration liabilities	46	125	119	276
Gains on foreign exchange contracts - acquisition related	—	—	(18,342)	—
Tax effect of adjustments	(15,130)	(3,450)	(26,257)	(8,667)
Adjusted net income	$169,196	$126,285	$297,894	$243,073
Weighted average diluted common shares outstanding	308,898	307,247	308,634	307,105
Diluted earnings per share	$0.46	$0.39	$0.81	$0.74
Adjusted diluted earnings per share	$0.55	$0.41	$0.97	$0.79

We present Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) as we believe these measures are useful for evaluating the core operating performance of our business across reporting periods and in analyzing the company’s historical operating results. Additionally, these measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. In the table above, Adjusted Net Income and Adjusted Diluted EPS are defined as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, loss on debt extinguishment, amortization of acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition related gains and losses, and the tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Forecasted
	Fiscal Year 2016
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income	$478	$503
Adjustments:
Restructuring and acquisition related expenses	24	24
Loss on debt extinguishment	27	27
Amortization of acquired intangibles	75	75
Inventory step-up adjustment - acquisition related	10	10
Gains on foreign exchange contracts - acquisition related	(18)	(18)
Tax effect of adjustments	(41)	(41)
Adjusted net income	$555	$580

Weighted average diluted common shares outstanding	310	310
Diluted earnings per share	$1.54	$1.63
Adjusted diluted earnings per share	$1.79	$1.87

Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share for details on the calculation of these measures. With the exception of net income and amortization of acquired intangibles, we have not forecasted amounts for the fiscal year 2016 beyond what was incurred as of June 30, 2016.

The following unaudited table reconciles consolidated growth for Parts & Services Revenue and Total Revenue to revenue growth at constant currency for the same measure:

	Three Months Ended		Three Months Ended
	June 30, 2016		June 30, 2016
Parts & Services		Total Revenue
Revenue growth as reported	36.8%	Revenue growth as reported	33.3%
Less: Currency impact	(1.4)%	Less: Currency impact	(1.3)%
Revenue growth at constant currency	38.2%	Revenue growth at constant currency	34.6%

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which is non-operational. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.